Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 30th day of September 2016.

ProShares Trust II

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson Name: Todd B. Johnson	Principal Executive Officer	September 30, 2016

/s/ Edward Karpowicz Name: Edward Karpowicz	Principal Financial Officer Principal Accounting Officer	September 30, 2016

Each of the undersigned members of ProShare Capital Management LLC, the sponsor of the Registrant, hereby constitutes Todd B. Johnson, Richard F. Morris, and Robert J. Borzone, Jr., individually and not jointly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis M. Mayberg Name: Louis M. Mayberg	Member of the Sponsor (Director)	September 30, 2016

/s/ Michael L. Sapir Name: Michael L. Sapir	Member of the Sponsor (Director)	September 30, 2016